Exhibit 5.2

Linklaters LLP 1345 Avenue of the Americas New York, NY 10105 Telephone (+1) 212 903 9000 Facsimile (+1) 212 903 9100

Hungary — Government Debt Management Agency
Private Company Limited by Shares
Csalogány u. 9-11.
H-1027 Budapest
Hungary

November 22, 2013

Ladies and Gentlemen:

1                                      We have acted as counsel to Hungary (the “Issuer”) in connection with the offering by the Issuer, pursuant to the Registration Statement (No. 333-191209) on Schedule B relating to the Securities of the Issuer (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), of debt securities (the “Securities”).

2                                      This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

3                                      For the purpose of this opinion, we have examined the Registration Statement, as amended and as supplemented by Amendment No. 1 on November 6, 2013, the Base Prospectus relating to debt securities of the Issuer, dated November 8, 2013 (the “Base Prospectus”), the Preliminary Prospectus Supplement relating to the Securities, dated November 18, 2013 (the “Preliminary Prospectus Supplement”), the Prospectus Supplement relating to the Securities, dated November 18, 2013 (the “Prospectus Supplement”), the Fiscal Agency Agreement, dated September 17, 2013 (the “Fiscal Agency Agreement”), between the Issuer and Citibank, N.A. as fiscal agent, paying agent and registrar, a copy of the Securities in global form as executed by the Issuer, the Pricing Agreement, dated November 18, 2013 (the “Pricing Agreement”), between the Issuer and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs International and BNP PARIBAS as underwriters (the “Underwriters”), the Underwriting Agreement, dated September 17, 2013, of the Issuer incorporated by reference in the Pricing Agreement (the “Underwriting Agreement”), and

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such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the Issuer has the power to execute and deliver the Underwriting Agreement, the Pricing Agreement, the Securities and the Fiscal Agency Agreement, and perform its obligations thereunder, that the Underwriting Agreement, the Pricing Agreement, the Securities and the Fiscal Agency Agreement have been duly and validly authorized, executed and delivered under the laws of Hungary by the Issuer, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

4                                      In our opinion, the Securities constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5                                      We note that the designation in the Underwriting Agreement and the Fiscal Agency Agreement of the United States federal courts set forth therein as venues for proceedings relating to the Underwriting Agreement, the Securities and the Fiscal Agency Agreement is subject to the power of United States federal courts to transfer proceedings pursuant to Section 1404(a) of Title 28 of the United States Code or to dismiss such proceedings on the grounds that such United States federal court is an inconvenient forum for such actions. In addition, we note that the enforceability in the United States of the waiver of immunities by the Issuer set forth in Section 17 of the Underwriting Agreement and Section 10 of the Fiscal Agency Agreement is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976 and to other limitations contained in such agreements.

6                                      We hereby consent to the filing of this opinion as an exhibit to an Amendment to the Issuer’s Annual Report on Form 18-K for its Fiscal Year ended December 31, 2012 and to the references to us under the heading “Validity of the Securities” in the Base Prospectus and under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Linklaters LLP
Linklaters LLP